Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                       Baltimore Gas and Electric Company
             (Exact Name of Registrant as Specified in its Charter)

               Maryland                               52-0280210
       (State of Incorporation)            (I.R.S. Employer Identification No.)
         39 W. Lexington Street
           Baltimore, Maryland                           21201
(Address of Principal Executive Offices)              (Zip Code)

                             -----------------------

                       Baltimore Gas and Electric Company
                        Manager Long-Term Incentive Plan
                            (Full Title of the Plan)
                             ----------------------

                                   D. A. Brune
                                 Vice President
                             39 W. Lexington Street
                            Baltimore, Maryland 21201
                     (Name and Address of Agent for Service)
                             -----------------------

                                  410-234-5511
          (Telephone Number, including Area Code, of Agent for Service)
                            ------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed       Proposed
Title of                             maximum        maximum
securities         Amount           offering       aggregate         Amount of
to be              to be             price          offering        registration
registered        registered        per share        price              fee
 -------------------------------------------------------------------------------
Common Stock       1,000,000       $31 11/16*     $31,687,500         $9,348
(without par         Shares
 value)
================================================================================
* Inserted solely for the purpose of calculating the registration fee; computed on the basis of the average of the reported high and low sales prices on the New York Stock Exchange-Composite Transactions on January 26, 1998, as reported in THE WALL STREET JOURNAL pursuant to Rule 457(c).
================================================================================

                                     PART I

         The documents containing the information specified in Part I will be sent or given to each person eligible to participate in the Baltimore Gas and Electric Company Manager Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission under Part I of this Registration Statement or any Prospectus filed pursuant to Rule 424 under the Securities Act.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities
Exchange Act of 1934 until all of the shares under the Manager Long-Term Incentive Plan are awarded.

-    Annual Report on Form 10-K for the year ended December 31, 1996;

- Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

- Current Reports on Form 8-K dated February 26, 1997, March 7, 1997, April 7, 1997, April 17, 1997, July 24, 1997, October 30, 1997, and December 23,
     1997;

- "Description of Common Stock" on pages 1 and 2 of BGE's Form 8-A dated April 19, 1974, as amended by a Form 8 dated January 25, 1990.


Item 5.  Experts

          Coopers & Lybrand, L.L.P., independent accountants, audited our consolidated balance sheets as of December 31, 1996 and 1995, and our consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1996, which are incorporated by reference in this registration statement. These documents are incorporated by reference herein in reliance upon the authority of Coopers & Lybrand as experts in accounting and auditing in giving the report.

Item 6.  Indemnification of Directors and Officers.

         The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

         By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the cause of action adjudicated in the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal action or proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received.

         Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director or officer may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

         A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

         The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

         A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

         Article V of the Company's Charter reads as follows:

                  "A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification."

         Article IV of the BGE's By-Laws reads as follows:

                  "Each person made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled."

         The Directors and officers of the Registrant are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Registrant.

Item 8. Exhibits.

         Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Regulation 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Baltimore Gas and Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 28th day of January, 1998.

                                              BALTIMORE GAS AND ELECTRIC COMPANY
                                              (Registrant)


                                              By:      /s/ D. A. Brune
                                                  ----------------------------
                                                   D. A. Brune, Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                       Date
       ------------                  ------------                  -------

Principal executive officer and director:

* C. H. Poindexter                  Chairman of the            January 28, 1998
                                    Board and Director

Principal financial and accounting officer:

  /s/ D. A. Brune                   Vice President             January 28, 1998
------------------
    D. A. Brune

Directors:
         * H. Furlong Baldwin
         * Beverly B. Byron
         * J. Owen Cole
         * Dan A. Colussy
         * Edward A. Crooke
         * James R. Curtiss                                   January 28, 1998
         * Freeman A. Hrabowski III
         * Nancy Lampton
         * George V. McGowan
         * George L. Russell, Jr.
         * Michael D. Sullivan

* By:            /s/ D. A. Brune
           -------------------------------
              D. A. Brune, Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number
---------

4(a) *      - Charter of Baltimore  Gas and Electric  Company,  restated as of
              August 16, 1996. (Designated as Exhibit 3 in the Form 10-Q for the quarter ended September 30, 1996, dated November 14, 1996, File No. 1-1910.)

4(b)        -  Baltimore Gas and Electric Company Manager Long-Term Incentive
               Plan.

4(c) *      -  Form of Common Stock Certificate. (Designated as Exhibit 4 to
               Form S-3 Registration Statement, Registration No. 33-57658.)

5           -  Opinion of Company Counsel as to legality.

23          -  Consent of Coopers & Lybrand L.L.P., Independent Certified
               Public Accountants.

24          -  Power of Attorney.

99 *        -  Corporations  and  Associations  Article,  Section 2-418 of the
               Annotated Code of Maryland. (Designated as Exhibit 28(b) to the Annual Report on Form 10-K for the fiscal year ended
               December 31, 1987, File No. 1-1910.)


-------------------------------

* Incorporated by reference.